Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-30516, 333-01299, 333-22169, 333-44701, 333-56287, 333-76027, 333-113455, 333-125108 and 333-141112) of Parametric Technology Corporation of our report dated November 29, 2007 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 29, 2007